                                    BYLAWS

                                      OF

                           FORSYTH BANCSHARES, INC.


                         DATED AS OF FEBRUARY 15, 1996

                                    BYLAWS

                                      OF

                           FORSYTH BANCSHARES, INC.

                               TABLE OF CONTENTS
                               -----------------
                                                                         Page

ARTICLE ONE  OFFICE...................................................... 1
1.1     Registered Office and Agent...................................... 1
1.2     Principal Office................................................. 1
1.3     Other Offices.................................................... 1

ARTICLE TWO SHAREHOLDERS' MEETINGS....................................... 1
2.1     Place of Meetings................................................ 1
2.2     Annual Meetings.................................................. 1
2.3     Special Meetings................................................. 2
2.4     Notice of Meetings............................................... 2
2.5     Waiver of Notice................................................. 2
2.6     Voting Group; Quorum; Vote Required to Act....................... 2
2.7     Voting of Shares................................................. 3
2.8     Proxies.......................................................... 3
2.9     Presiding Officer................................................ 3
2.10    Adjournments..................................................... 3
2.11    Conduct of the Meeting........................................... 4
2.12    Action of Shareholders Without a Meeting......................... 4
2.13    Matters Considered at Annual Meetings............................ 4

ARTICLE THREE  BOARD OF DIRECTORS........................................ 5
3.1     General Powers................................................... 5
3.2     Number, Election and Term of Office.............................. 5
3.3     Removal of Directors............................................. 5
3.4     Vacancies........................................................ 5
3.5     Compensation..................................................... 6
3.6     Committees of the Board of Directors............................. 6
3.7     Qualification of Directors....................................... 6
3.8     Certain Nomination Requirements.................................. 6

ARTICLE FOUR  MEETINGS OF THE BOARD OF DIRECTORS......................... 7
4.1     Regular Meetings................................................. 7
4.2     Special Meetings................................................. 7
4.3     Place of Meetings................................................ 7


                                       2

4.4     Notice of Meetings............................................... 7
4.5     Quorum........................................................... 7
4.6     Vote Required for Action......................................... 7
4.7     Participation by Conference Telephone............................ 7
4.8     Action by Directors Without a Meeting............................ 8
4.9     Adjournments..................................................... 8
4.10    Waiver of Notice................................................. 8

ARTICLE FIVE  OFFICERS................................................... 8
5.1     Offices.......................................................... 8
5.2     Term............................................................. 8
5.3     Compensation..................................................... 9
5.4     Removal.......................................................... 9
5.5     Chairman of the Board............................................ 9
5.6     President........................................................ 9
5.7     Vice Presidents.................................................. 9
5.8     Secretary........................................................ 9
5.9     Treasurer....................................................... 10

ARTICLE SIX  DISTRIBUTIONS AND DIVIDENDS................................ 10

ARTICLE SEVEN  SHARES................................................... 10
7.1     Share Certificates.............................................. 10
7.2     Rights of Company with Respect to Registered Owners............. 10
7.3     Transfers of Shares............................................. 11
7.4     Duty of Company to Register Transfer............................ 11
7.5     Lost, Stolen, or Destroyed Certificates......................... 11
7.6     Fixing of Record Date........................................... 11
7.7     Record Date if None Fixed....................................... 11

ARTICLE EIGHT  INDEMNIFICATION.......................................... 12
8.1     Indemnification of Directors.................................... 12
8.2     Indemnification of Others....................................... 12
8.3     Other Organizations............................................. 12
8.4     Advances........................................................ 13
8.5     Non-Exclusivity................................................. 13
8.6     Insurance....................................................... 13
8.7     Notice.......................................................... 13
8.8     Security........................................................ 13
8.9     Amendment....................................................... 14
8.10    Agreements...................................................... 14
8.11    Continuing Benefits............................................. 14
8.12    Successors...................................................... 14
8.13    Severability.................................................... 14

                                       3

8.14    Additional Indemnification...................................... 14

ARTICLE NINE  MISCELLANEOUS............................................. 15
9.1     Inspection of Books and Records................................. 15
9.2     Fiscal Year..................................................... 15
9.3     Corporate Seal.................................................. 15
9.4     Annual Statements............................................... 15
9.5     Notice.......................................................... 15
9.6     Election of "Fair Price" Statute................................ 16
9.7     Election of "Business Combination" Statute...................... 16

ARTICLE TEN  AMENDMENTS................................................. 16

                                    BYLAWS

                                      OF

                           FORSYTH BANCSHARES, INC.

- -------------------------------------------------------------------------------

  References in these Bylaws to "Articles of Incorporation" are to the Articles of Incorporation of Forsyth Bancshares, Inc., a Georgia corporation (the "Company"), as amended and restated from time to time.

  All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.

- ------------------------------------------------------------------------------

                                  ARTICLE ONE

                                    OFFICE

  1.1  REGISTERED OFFICE AND AGENT. The Company shall maintain a registered
       ---------------------------
office and shall have a registered agent whose business office is the same as the registered office.

  1.2  PRINCIPAL OFFICE. The principal office of the Company shall be at the
       ----------------
place designated in the Company's annual registration with the Georgia Secretary of State.

  1.3  OTHER OFFICES. In addition to its registered office and principal office,
       -------------
the Company may have offices at other locations either in or outside the State of Georgia.

                                  ARTICLE TWO

                            SHAREHOLDERS' MEETINGS

  2.1  PLACE OF MEETINGS. Meetings of the Company's shareholders may be held at
       -----------------
any location inside or outside the State of Georgia designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Company's principal office.

  2.2  ANNUAL MEETINGS. The Company shall hold an annual meeting of
       ---------------
shareholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

  2.3  SPECIAL MEETINGS. Special meetings of shareholders of one or more classes
       ----------------
or series of the Company's shares may be called at any time by the Board of Directors, the Chairman of the Board, or the President, and shall be called by the Company upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing twenty-five percent (25%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

  2.4  NOTICE OF MEETINGS. In accordance with Section 9.5 and subject to waiver
       ------------------
by a shareholder pursuant to Section 2.5, the Company shall give written notice of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose for which the meeting is called. If an annual or special shareholders' meeting is adjourned to a different date, time, or location, the Company shall give shareholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however,
                                                            --------  -------
that if a new record date is or must be fixed in accordance with Section 7.6, the Company must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

  2.5  WAIVER OF NOTICE. A shareholder may waive any notice required by the
       ----------------
Code, the Articles of Incorporation, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Company a written waiver of notice signed by the shareholder entitled to the notice. In addition, a shareholder's attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

  2.6  VOTING GROUP; QUORUM; VOTE REQUIRED TO ACT. (a) Unless otherwise required
       ------------------------------------------
by the Code or the Articles of Incorporation, all classes or series of the Company's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). If either the Articles of Incorporation or the Code requires separate voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each such Voting Group separately. At all meetings of shareholders, any Voting Group entitled to vote on a matter may take action on the matter only if a quorum of that Voting Group exists at the meeting, and if a quorum exists, the Voting Group may take action on the matter notwithstanding the absence of a quorum of any other Voting Group that may be entitled to vote separately on the matter. Unless the Articles of Incorporation, these Bylaws, or the Code provides otherwise, the presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter by a Voting Group shall constitute a quorum of that Voting Group with regard to that matter. Once a share is present at any meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Section 7.6 of these Bylaws.

  (b) Except as provided in Section 3.4, if a quorum exists, action on a matter by a Voting Group is approved by that Voting Group if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a provision of these Bylaws that has been adopted pursuant to Section 14-2-1021 of the Code (or any successor provision), or the Code requires a greater number of affirmative votes.

  2.7  VOTING OF SHARES. Unless otherwise required by the Code or the Articles
       ----------------
of Incorporation, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of shareholders.

  2.8  PROXIES. A shareholder entitled to vote on a matter may vote in person or
       -------
by proxy pursuant to an appointment executed in writing by the shareholder or by his or her attorney-in-fact. An appointment of a proxy shall be valid for 11 months from the date of its execution, unless a longer or shorter period is expressly stated in the proxy.

  2.9  PRESIDING OFFICER. Except as otherwise provided in this Section 2.9, the
       -----------------
Chairman of the Board, and in his or her absence or disability the President, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the President is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Company's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Company is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of (a) the shares present at the meeting that would be entitled to vote in an election of directors, or (b) if no such shares are present at the meeting, then the shares present at the meeting comprising the Voting Group with the largest number of shares present at the meeting and entitled to vote on a matter properly proposed to be considered at the meeting. The chairman of the meeting may designate other persons to assist with the meeting.

  2.10  ADJOURNMENTS. At any meeting of shareholders (including an adjourned
       -------------
meeting), a majority of shares of any Voting Group present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting, but only with respect to that Voting Group, to reconvene at a specific time and place. If more than one Voting Group is present and entitled to vote on a matter at the meeting, then the meeting may be continued with respect to any such Voting Group that does not vote to adjourn as provided above, and such Voting Group may proceed to vote on any matter to which it is otherwise entitled to do so; provided, however, that if (a) more than one Voting Group is required
          --------  -------
to take action on a matter at the meeting and (b) any one of those Voting Groups votes to adjourn the meeting (in accordance with the preceding sentence), then the action shall not be deemed to have been taken until the requisite vote of any adjourned Voting Group is obtained at its reconvened meeting. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

  2.11  CONDUCT OF THE MEETING. At any meeting of shareholders, the chairman of
        ----------------------
the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

  2.12  ACTION OF SHAREHOLDERS WITHOUT A MEETING. Action required or permitted
        ----------------------------------------
to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to take action and delivered to the Company for inclusion in the minutes or filing with the corporate records.

  2.13  MATTERS CONSIDERED AT ANNUAL MEETINGS. Notwithstanding anything to the
        -------------------------------------
contrary in these Bylaws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board or the President, or (c) by a shareholder of the Company who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.13. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal offices of the Company on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) 5 days after notice of the meeting is provided to the shareholders pursuant to Section
2.4 hereof. A shareholder's notice to the Secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Company's books, and address of the shareholder proposing the business; the series or class and number of shares of the

Company's capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the
                                                                    --
chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2.13 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.

                                 ARTICLE THREE

                              BOARD OF DIRECTORS

  3.1  GENERAL POWERS. All corporate powers shall be exercised by or under the
       --------------
authority of, and the business and affairs of the Company shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, in bylaws approved by the shareholders, or in agreements among all the shareholders that are otherwise lawful.

  3.2  NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the
       -----------------------------------
Company shall be fixed by resolution of the Board of Directors or of the shareholders from time to time and, until otherwise determined, shall be 18; provided, however, that no decrease in the number of directors shall have the
- --------  -------
effect of shortening the term of an incumbent director. Except as provided elsewhere in this Section 3.2 and in Section 3.4, the directors shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Except in case of death, resignation, disqualification, or removal, the term of each director shall expire at the next succeeding annual meeting of shareholders. Despite the expiration of a director's term, he or she shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified.

  3.3  REMOVAL OF DIRECTORS. The entire Board of Directors or any individual
       --------------------
director may be removed, with or without cause, by the shareholders, provided that directors elected by a particular Voting Group may be removed only by the shareholders in that Voting Group. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.

  3.4  VACANCIES. A vacancy occurring in the Board of Directors may be filled
       ---------
for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum; provided, however, that if the vacant
                                         --------  -------
office was held by a director elected by a particular Voting Group, only the holders of shares of that Voting Group or the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided further,
                                                         -------- -------
however, that if the vacant office was held by a director elected by a
- -------
particular Voting Group and there is no remaining director elected by that
                        ---
Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy during an interim period before the shareholders of the vacated director's Voting Group act to fill the vacancy. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

  3.5  COMPENSATION. Directors may receive such compensation for their services
       ------------
as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Company in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

  3.6  COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may
       ------------------------------------
designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors. Subject to the limitations imposed by the Code, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee.

  3.7  QUALIFICATION OF DIRECTORS. No person elected to serve as a director of
       --------------------------
the Company shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the Articles of Incorporation, and any further eligibility requirements established in these Bylaws.

  3.8  CERTAIN NOMINATION REQUIREMENTS. No person may be nominated for election
       -------------------------------
as a director at any annual or special meeting of shareholders unless (a) the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Company or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director; (b) the person is nominated by a shareholder of the Company who is entitled to vote for the election of the nominee at the subject meeting, and the nominating shareholder has furnished written notice to the Secretary of the Company, at the Company's principal office, not later than 14 days before the date of the meeting or 5 days after notice is given pursuant to
Section 2.4, whichever is later, and the notice (i) sets forth with respect to the person to be nominated his or her name, age, business and residence addresses, principal business or occupation during the past five years, any affiliation with or material interest in the Company or any transaction involving the Company, and any affiliation with or material interest in any person or entity having an interest materially adverse to the Company, and (ii) is accompanied by the sworn or certified statement of the shareholder that the nominee has consented to being nominated and that the shareholder believes the nominee will stand for election and will serve if elected; or (c) (i) the person is nominated to replace a person previously identified as a proposed nominee (in accordance with the provisions of subpart (b) of this Section 3.8) who has since become unable or unwilling to be nominated or to serve if elected, (ii) the shareholder who furnished such previous identification makes the replacement nomination and delivers to the Secretary of the Company (at the time of or prior to making the replacement nomination) an affidavit or other sworn statement affirming that the shareholder had no reason to believe the original nominee would be so unable or unwilling, and (iii) such shareholder also furnishes in writing to the Secretary of the Company (at the time of or prior to making the replacement nomination) the same type of information about the replacement nominee as required by subpart (b) of this Section 3.8 to have been furnished about the original nominee. The chairman of any meeting of shareholders at which one or more directors are to be elected, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 3.8.

                                 ARTICLE FOUR

                      MEETINGS OF THE BOARD OF DIRECTORS

  4.1  REGULAR MEETINGS. A regular meeting of the Board of Directors shall be
       ----------------
held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times.

  4.2  SPECIAL MEETINGS. Special meetings of the Board of Directors may be
       ----------------
called by or at the request of the Chairman of the Board, the President, or any director in office at that time.

  4.3  PLACE OF MEETINGS. Directors may hold their meetings at any place in or
       -----------------
outside the State of Georgia that the Board of Directors may establish from time to time.

  4.4  NOTICE OF MEETINGS. Directors need not be provided with notice of any
       ------------------
regular meeting of the Board of Directors. Unless waived in accordance with
Section 4.10, the Company shall give at least two days' notice to each director of the date, time, and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

  4.5  QUORUM. At meetings of the Board of Directors, the greater of (a) a
       ------
majority of the directors then in office, or (b) one-third of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business.

  4.6  VOTE REQUIRED FOR ACTION. If a quorum is present when a vote is taken,
       ------------------------
the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles of Incorporation, or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at it; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

  4.7  PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors
       -------------------------------------
may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this
Section 4.7 shall constitute presence in person at the meeting.

  4.8  ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted
       -------------------------------------
to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Company for inclusion in the minutes or filing with the corporate records. The consent may be executed in counterpart, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

  4.9  ADJOURNMENTS. A meeting of the Board of Directors, whether or not a
       ------------
quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

  4.10 WAIVER OF NOTICE. A director may waive any notice required by the Code,
       ----------------
the Articles of Incorporation, or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Company for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                 ARTICLE FIVE

                                   OFFICERS

  5.1  OFFICES. The officers of the Company shall consist of a President, a
       -------
Secretary, and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may also elect a Chairman of the Board from among its members. The Board of Directors from time to time may create and establish the duties of other offices and may elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board may appoint one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

  5.2  TERM. Each officer shall serve at the pleasure of the Board of Directors
       ----
(or, if appointed by a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors or any senior officer authorized to have appointed the officer) until his or her death, resignation, or removal, or until his or her replacement is elected or appointed in accordance with this Article Five.

  5.3  COMPENSATION. The compensation of all officers of the Company shall be
       ------------
fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

  5.4  REMOVAL. All officers (regardless of how elected or appointed) may be
       -------
removed, with or without cause, by the Board of Directors, and any officer appointed by another officer may also be removed, with or without cause, by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

  5.5  CHAIRMAN OF THE BOARD. The Chairman of the Board (if there be one) shall
       ---------------------
preside at and serve as chairman of meetings of the shareholders and of the Board of Directors (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

  5.6  PRESIDENT. Unless otherwise provided in these Bylaws or by resolution of
       ---------
the Board of Directors, the President shall be the chief executive officer of the Company, shall be charged with the general and active management of the business of the Company, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Company, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The President shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

  5.7  VICE PRESIDENTS. The Vice President (if there be one) shall, in the
       ---------------
absence or disability of the President, or at the direction of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Company has more than one Vice President, the one designated by the Board of Directors or the President (in that order of precedence) shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

  5.8  SECRETARY. The Secretary shall be responsible for preparing minutes of
       ---------
the meetings of shareholders, directors, and committees of directors and for authenticating records of the Company. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Company, and shall sign any instrument that requires the Secretary's signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

  5.9  TREASURER. Unless otherwise provided by the Board of Directors, the
       ---------
Treasurer shall be responsible for the custody of all funds and securities belonging to the Company and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors and President upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors or the President.

                                  ARTICLE SIX

                          DISTRIBUTIONS AND DIVIDENDS

  Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

                                 ARTICLE SEVEN

                                    SHARES

  7.1  SHARE CERTIFICATES. The interest of each shareholder in the Company shall
       ------------------
be evidenced by a certificate or certificates representing shares of the Company, which shall be in such form as the Board of Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Company, that the Company is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate. Each certificate shall be signed by the President or a Vice President (or in lieu thereof, by the Chairman of the Board or Chief Executive Officer, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided, however, that where the certificate is
                           --------  -------
signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles.

  7.2  RIGHTS OF COMPANY WITH RESPECT TO REGISTERED OWNERS. Prior to due
       ---------------------------------------------------
presentation for transfer of registration of its shares, the Company may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Company pursuant to any procedure that may be established by the Company in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Company shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

  7.3  TRANSFERS OF SHARES. Transfers of shares shall be made upon the books of
       -------------------
the Company kept by the Company or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of
Section 7.5 of these Bylaws shall have been complied with.

  7.4  DUTY OF COMPANY TO REGISTER TRANSFER. Notwithstanding any of the
       ------------------------------------
provisions of Section 7.3 of these Bylaws, the Company is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Company has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Company shall have notice.

  7.5  LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a share
       ---------------------------------------
certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Company may require and shall, if the Company requires, give the Company a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Company, as the Company may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

  7.6  FIXING OF RECORD DATE. For the purpose of determining shareholders (a)
       ---------------------
entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

  7.7  RECORD DATE IF NONE FIXED. If no record date is fixed as provided in
       -------------------------
Section 7.6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

                                 ARTICLE EIGHT

                                INDEMNIFICATION

  8.1  INDEMNIFICATION OF DIRECTORS. The Company shall indemnify and hold
       ----------------------------
harmless any director of the Company (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Company (for purposes of this Article Eight, collectively, a "Proceeding") because he or she is or was a director, officer, employee, or agent of the Company, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Eight, a "Liability"), provided, however, that no indemnification shall be made for: (a) any appropriation by a director, in violation of the director's duties, of any business opportunity of the corporation; (b) any acts or omissions of a director that involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Code Section 14-2-832; or (d) any transaction from which the director received an improper personal benefit.

  8.2  INDEMNIFICATION OF OTHERS. The Board of Directors shall have the power to
       -------------------------
cause the Company to provide to officers, employees, and agents of the Company all or any part of the right to indemnification permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each officer, employee, or agent of the Company so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

  8.3  OTHER ORGANIZATIONS. The Company shall provide to each director, and the
       -------------------
Board of Directors shall have the power to cause the Company to provide to any officer, employee, or agent, of the Company who is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.2, 8.4, and 8.10 of this Article Eight (subject to the conditions, limitations, and obligations specified in those Sections) permitted for such persons by appropriate provisions of the Code. Persons to be indemnified may be identified by position or name, and the right of indemnification may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

  8.4  ADVANCES. Expenses (including, but not limited to, attorneys' fees and
       --------
disbursements, court costs, and expert witness fees) incurred by an Indemnified Person in defending any Proceeding of the kind described in Sections 8.1 or 8.3, as to an Indemnified Person who is a director of the Company, or in Sections 8.2 or 8.3, as to other Indemnified Persons, if the Board of Directors has specified that advancement of expenses be made available to any such Indemnified Person, shall be paid by the Company in advance of the final disposition of such Proceeding as set forth herein. The Company shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Company of a written request for an advance pursuant to this Section 8.4, together with a reasonable accounting of such expenses; provided, however, that the Indemnified Person shall furnish the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and a written undertaking and agreement to repay to the Company any advances made pursuant to this Section 8.4 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Company for such amounts. The Company may make the advances contemplated by this Section 8.4 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.4 may be unsecured and interest-free.

  8.5  NON-EXCLUSIVITY. Subject to any applicable limitation imposed by the Code
       ---------------
or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

  8.6  INSURANCE. The Company shall have the power to purchase and maintain
       ---------
insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or who, while serving in such a capacity, is also or was also serving at the request of the Company as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Article Eight.

  8.7  NOTICE. If the Company indemnifies or advances expenses to a director
       ------
under any of Sections 14-2-851 through 14-2-854 of the Code in connection with a Proceeding by or in the right of the Company, the Company shall, to the extent required by Section 14-2-1621 or any other applicable provision of the Code, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

  8.8  SECURITY. The Company may designate certain of its assets as collateral,
       --------
provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

  8.9  AMENDMENT. Any amendment to this Article Eight that limits or otherwise
       ---------
adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Company without such amendment. This Section 8.9 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

  8.10 AGREEMENTS. The provisions of this Article Eight shall be deemed to
       ----------
constitute an agreement between the Company and each Indemnified Person hereunder. In addition to the rights provided in this Article Eight, the Company shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article Eight.

  8.11 CONTINUING BENEFITS. The rights of indemnification and advancement of
       -------------------
expenses permitted or authorized by this Article Eight shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

  8.12 SUCCESSORS. For purposes of this Article Eight, the term "Company" shall
       ----------
include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Company, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Company.

  8.13 SEVERABILITY. Each of the Sections of this Article Eight, and each of the
       ------------
clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate

Section or clause of this Article Eight that is not declared invalid or unenforceable.

  8.14 ADDITIONAL INDEMNIFICATION. In addition to the specific indemnification
       --------------------------
rights set forth herein, the Company shall indemnify each of its directors and such of its officers as have been designated by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Code or other laws of the State of Georgia as in effect from time to time.

                                 ARTICLE NINE

                                 MISCELLANEOUS

  9.1  INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have the
       -------------------------------
power to determine which accounts, books, and records of the Company shall be available for shareholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Code or otherwise provided by the Board of Directors, a shareholder of the Company holding less than two percent of the total shares of the Company then outstanding shall have no right to inspect the books and records of the Company.

  9.2  FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year
       -----------
of the Company and to change the fiscal year from time to time as it deems appropriate.

  9.3  CORPORATE SEAL. The corporate seal will be in such form as the Board of
       --------------
Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.

  9.4  ANNUAL STATEMENTS. Not later than four months after the close of each
       -----------------
fiscal year, and in any case prior to the next annual meeting of shareholders, the Company shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Company as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Company promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Code may require.

  9.5  NOTICE. (a) Whenever these Bylaws require notice to be given to any
       ------
shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Company. Any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or
(z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

  (b) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

  9.6  ELECTION OF "FAIR PRICE STATUTE". The provisions of Sections 14-2-1110
       --------------------------------
through 14-2-1113 of the Code, as they may be amended from time to time, shall apply to the Company, to the extent permitted.

  9.7  ELECTION OF "BUSINESS COMBINATION" STATUTE. The provisions of Section 14-
       ------------------------------------------
2-1131 through 14-2-1133 of the Code, as they may be amended from time to time, shall apply to the Company, to the extent permitted.

                                  ARTICLE TEN

                                  AMENDMENTS

  Except as otherwise provided under the Code, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors.



                                                     Dated:  February 15, 1996